Artisan Partners Asset Management Inc. Reports May 2017 Assets Under Management
Milwaukee, WI - June 9, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of May 31, 2017 totaled $108.9 billion. Separate accounts accounted for $54.2 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $54.7 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of May 31, 2017 - ($ Millions)
Global Equity Team
Non-U.S. Growth	26,099
Non-U.S. Small-Cap Growth	858
Global Equity	1,307

U.S. Value Team
U.S. Mid-Cap Value	6,696
Value Equity	1,945

Growth Team
U.S. Mid-Cap Growth	13,903
U.S. Small-Cap Growth	2,217
Global Opportunities	13,483

Global Value Team
Non-U.S. Value	19,851
Global Value	18,564

Emerging Markets Team
Emerging Markets	272

Credit Team
High Income	2,236

Developing World Team
Developing World	1,444

Thematic Team
Thematic	12

Firm Total	$108,887

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com